                              NOTICE OF WITHDRAWAL
                                  OF TENDER OF
                   12 3/4% SENIOR SUBORDINATED NOTES DUE 2009
                                       OF
                                 WRC MEDIA INC.
                           WEEKLY READER CORPORATION
                             COMPASSLEARNING, INC.
                 PURSUANT TO THE PROSPECTUS DATED JUNE 12, 2000

This Notice of Withdrawal, or one substantially equivalent to this form, must be used to withdraw tenders of Old Notes (as defined below) pursuant to the Company's (as defined below) offer (the "Exchange Offer") to exchange $1,000 principal amount of new 12 3/4% notes due 2009 (the "New Notes") for each $1,000 in principal amount of the Company's outstanding 12 3/4% notes due 2009 (the "Old Notes") described in the prospectus dated June 12, 2000 (as the same may be amended or supplemented from time to time, the "Prospectus") of WRC Media Inc., a Delaware corporation, Weekly Reader Corporation, a Delaware corporation, and CompassLearning, Inc., a Delaware corporation (collectively, the "Company"). Except as otherwise provided in the Prospectus, holders of any shares of Old Notes may withdraw their tenders of Old Notes at any time prior to 5:00 p.m., New York City time, on July 15, 2000 or such later date and time to which the Exchange Offer may be extended (the "Expiration Date"). To withdraw a tender, a holder must deliver this Notice of Withdrawal, or one substantially equivalent to this form, by hand or by facsimile transmission or mail to Bankers Trust Company (the "Exchange Agent") prior to the Expiration Date. See "The Exchange Offer--Withdrawal of Tenders" in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                             BANKERS TRUST COMPANY

                  BY MAIL:                                   BY HAND DELIVERY:

         BT Services Tennessee, Inc.                       Bankers Trust Company
             Reorganization Unit                     Corporate Trust & Agency Services
               P.O. Box 292737                        Attn: Reorganization Department
          Nashville, TN 37229-2737                       Receipt & Delivery Window
             Fax: (615) 835-3701                     123 Washington Street, 1st Floor
             Tel: 1-800-735-7777                            New York, NY 10006
                                                            Tel: 1-800-735-7777

                         BY OVERNIGHT MAIL OR COURIER:
                          BT Services Tennessee, Inc.
                       Corporate Trust & Agency Services
                              Reorganization Unit
                            648 Grassmere Park Road
                              Nashville, TN 37211
                              Confirm by Telephone
                                 (615) 835-3572
                                 1-800-735-7777

DELIVERY OF THIS NOTICE OF WITHDRAWAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF WITHDRAWAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID WITHDRAWAL. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF WITHDRAWAL.

Ladies and Gentlemen:

The undersigned hereby withdraws, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, the aggregate liquidation preference of Old Notes indicated below pursuant to the procedures for withdrawal set forth in the Prospectus under the caption "The Exchange
Offer--Withdrawal of Tenders."

The undersigned understands that no withdrawal of a tender of Old Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Old Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Withdrawal prior to the Expiration Date.

Name of Person who Deposited
the Old Notes to be Withdrawn:                                       (Please
Print or Type)

Name in which the Old Notes to
be Withdrawn
is to be Registered, if
Different from Depositor:
                                                                     (Please
Print or Type)

Signature(s):

Address(es):

Area Code(s) and Telephone
Number(s):

If Old Notes were delivered by
book-entry
transfer at DTC, insert
Depository Account Number:

Date:

Total Liquidation Preference
of
the Old Notes to be Withdrawn:

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
           Certificate Number(s)*                         Principal Amount of Old
                                                           Notes to be Withdrawn


* Need not be completed if the Old Notes being withdrawn are in book-entry form.

This Notice of Withdrawal must be signed by the depositor(s) of Old Notes in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Old Notes into the name of the person withdrawing the tender. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Name(s):

Signature(s):

Address(es):